(Exhibit 10.1)

                                 LEASE AGREEMENT

BASIC LEASE INFORMATION

                               DATE:   September ______, 1991

                           LANDLORD:   Wells Fargo Bank, N.A., a
                                       national banking association

                             TENANT:   Pacific State Bank, a
                                       California corporation

                           PREMISES:   Building Address: 6 Eldorado
                                       Street South, Stockton,
                                       California 95204
                                       Floor: Ground Floor and
                                       portion of Basement
                                       Rentable Square Feet: 9,457
                                       Request provision for measurement system should NOT include any basement.
                                       Measure prior to lease signing.

                                USE:   For purposes of operating a Pacific
                                       State Bank branch

                               TERM:   16 years, 11 months

                  COMMENCEMENT DATE:   November 1, 1991

                                                             Monthly
          BASE RENT:                    Months              Base Rent
          ----------                    ------              ---------

12 mos 8 mos Free 50[cents] /      1/11/91 - 6/30/92         5,201.35
12-24 mos 2 mos Free 60 [cents] /  7/01/92 - 10/31/92        9,929.85
24-mos               70 [cents] / 11/01/92 - 10/31/93       10,875.55
                                  11/01/93 - 10/31/94       Base rent
                                  11/01/94 - 9/30/2008      Increased
                                                            Annually
                                                            per CPI,
                                                            not to
                                                            exceed
                                                            (6%) per
                                                            annum.

                         Rent             Common Areas
                         ----             ------------
*11/1/91 - 6/30/92         0                5201.35

Common Area is capped at 550/foot plus base 1992 [ILLEGIBLE]

                [ILLEGIBLE]

          TENANT'S PERCENTAGE SHARE:   15.24% S/B 14.29% (1/7th)

                          BASE YEAR:   Calendar year 1992

                   SECURITY DEPOSIT:   -0-

                            BROKERS:   TRI Commercial
                                       (Tim Martin - Agent)

                                       Wiggins & Associates
                                       (Scott Williams - Agent)

                ADDRESS FOR NOTICES:   Landlord: 111 Sutter Street
                                       22nd Floor, San Francisco,
                                       California 94163

                                       Tenant: The Premises

                TENANT IMPROVEMENTS:   See Exhibit B

                           EXHIBITS:   Exhibit A - Description of
                                       Premises
                                       Exhibit B - Tenant Improvements
                                       Construction Agreement
                                       Exhibit C - Commencement
                                       Date Memorandum
                                       Exhibit D - Rules and
                                       Regulations
                                       Exhibit E - Diagram of
                                       Parking Spaces
                                       Exhibit F - Athletic Facilities
                                       Agreement

               CONDITIONS PRECEDENT:   All obligations of Tenant under this
                                       Lease are subject to the occurrence of,
                                       or Tenant's written waiver of, the
                                       following condition precedent: On or
                                       before thirty (30) days after the date
                                       hereof, Tenant's receipt of all
                                       necessary approvals from any applicable
                                       regulatory agencies in connection with
                                       Tenant's use and occupancy of the
                                       Premises, including, without

                                 LEASE AGREEMENT

BASIC LEASE INFORMATION
                               DATE:   September __, 1991

                           LANDLORD:   Wells Fargo Bank, N.A.,
                                       a national banking association

                             TENANT:   Pacific State Bank, a
                                       California corporation

                           PREMISES:   Building Address: 6 Eldorado
                                       Street South, Stockton,
                                       California 95204
                                       Floor: Ground Floor and
                                       portion of Basement
                                       Rentable Square Feet: 9,457

                                USE:   For purposes of operating a Pacific
                                       State Bank branch

                               TERM:   16 years, 11 months

                  COMMENCEMENT DATE:   November 1, 1991

                                                          Monthly
           BASE RENT:               Months               Base Rent

                               1/11/91 -  6/30/92        5,201.35
                               7/01/92 - 10/31/92        9,929.85
                              11/01/92 - 10/31/93        10,875.55
                              11/01/93 - 10/31/94        11,821.25
                              11/01/94 -  9/30/2008      Base Rent
                                                         Increased
                                                         Annually
                                                         per CPI,
                                                         not to
                                                         exceed
                                                         (6%) per
                                                         annum.

          TENANT'S PERCENTAGE SHARE:   15.24%

                          BASE YEAR:   Calendar year 1992

                   SECURITY DEPOSIT:   -0-

                            BROKERS:   TRI Commercial
                                       (Tim Martin - Agent)

                                       Wiggins & Associates
                                       (Scott Williams - Agent)

                ADDRESS FOR NOTICES:   Landlord: 111 Sutter Street
                                       22nd Floor, San Francisco,
                                       California 94163

                                       Tenant: The Premises

                TENANT IMPROVEMENTS:   See Exhibit B

                           EXHIBITS:   Exhibit A - Description of
                                       Premises
                                       Exhibit B - Tenant Improvements
                                       Construction Agreement
                                       Exhibit C - Commencement
                                       Date Memorandum
                                       Exhibit D - Rules and
                                       Regulations
                                       Exhibit E - Diagram of Parking
                                       Spaces
                                       Exhibit F - Athletic Facilities
                                       Agreement

               CONDITIONS PRECEDENT:   All obligations of Tenant under this
                                       Lease are subject to the occurrence of,
                                       or Tenant's written waiver of, the
                                       following condition precedent: On or
                                       before thirty (30) days after the date
                                       hereof, Tenant's receipt of all
                                       necessary approvals from any applicable
                                       regulatory agencies in connection with
                                       Tenant's use and occupancy of the
                                       Premises, including, without
                                       limitation, from the California
                                       State Banking Department, the
                                       United States Comptroller of the
                                       Currency and the Federal Deposit
                                       Insurance Corporation.

SIGNATURES:

PACIFIC STATE BANK, a                  WELLS FARGO BANK, N.A., a
California corporation                 national banking association


------------------------------------   ------------------------------------
LANDLORD                               TENANT

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

1.  Premises ...........................................................    1

2.  Term ...............................................................    1

3.  Rent ...............................................................    2

4.  Base Rent ..........................................................    2

5.  Additional Rent - Operating Expenses ..............................     3

6.  Proration of Rent ..................................................    6

7.  Utilities and Services .............................................    6

8.  Tenant Improvement Allowance and Construction of
    Tenant Improvements.................................................    7

9.  Use of the Premises.................................................    7

10. Alterations ........................................................    8

11. Repairs ............................................................    8

12. Damage or Destruction ..............................................    9

13. Eminent Domain .....................................................   10

14. Indemnity and Insurance ............................................   11

15. Assignment or Sublet ...............................................   13

16. Default ............................................................   13

17. Landlord's Right to Perform Tenant's Covenants .....................   16

18. Surrender of Premises ..............................................   16

19. Holding Over .......................................................   16

20. Access to Premises .................................................   17

21. Signs ..............................................................   17

22. Furniture ..........................................................   18

23. Waiver of Subrogation ..............................................   18


                                       i.

                                                                         Page
                                                                         ----

24. Subordination ......................................................   18

25. Transfer of the Property ...........................................   19

26. Estoppel Certificates ..............................................   19

27. Mortgagee Protection ...............................................   19

28. Attorneys' Fees ....................................................   20

29. Brokers ............................................................   20

30. Parking ............................................................   20

31. Acceptance .........................................................   20

32. Use of Athletic Facilities .........................................   21

33. Recording ..........................................................   21

34. Quitclaim ..........................................................   21

35. Notices ............................................................   21

36. Landlord's Exculpation .............................................   21

37. Additional Structures ..............................................   21

38. General ............................................................   22


                                      ii.

                                 LEASE AGREEMENT

      THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information.

1. Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information and shown in Exhibit A, together with the right in common to use the Common Areas of the Building and the real property ("Property") on which the Building is located. The "Common Areas" shall mean the areas and facilities within the Building and the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., restrooms; telephone and electrical closets; and unreserved parking areas). That portion of the Premises located in the basement of the Building is referenced to herein as the "Basement Space."

2. Term.

      a. Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information.

      b. Commencement Date. The "Commencement Date" of this Lease shall be the earliest to occur of the following, as reasonably determined by Landlord: (i) the date the applicable local governmental authority (e.g., the city in which the Building is located) approves the improvements ("Improvements") which Landlord is to construct pursuant to Exhibit B, as evidenced by a final signed-off building permit or certificate of occupancy for the Improvements;
(ii) the date Landlords contractor certifies that the Improvements have been substantially completed (except for punch list items); (iii) the date Tenant occupies the Premises; or (iv) the date the Commencement Date would have occurred but for Tenant delays, as described in Exhibit B.

      c. Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date (as set forth in the Basic Lease Information), (i) Tenant shall not be obligated to pay Rent until the Commencement Date; (ii) the Term shall not be extended; (iii) the failure shall not affect the validity of this Lease, or


                                       1.

the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability.

      d. Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the Commencement Date and the expiration date ("Expiration Date") of this Lease.

      e. Early Entry. If Tenant is permitted to enter the Premises prior to the Commencement Date for the purposes of fixturing or any purpose other than occupancy permitted by Landlord, the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

3. Rent. As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Tenant's Percentage Share of the increase in Reimbursable Operating Expenses (as defined in Section 5.a below) paid or incurred by Landlord during the calendar year over the Reimbursable Operating Expenses paid or incurred by Landlord during the Base Year; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Rent is not paid by the fifth (5th) day of the month, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent installment, in addition to the installment of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

4. Base Rent.

      a. Initial Base Rent. Tenant shall pay Base Rent to Landlord (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

      b. Base Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not then in default hereunder, Base Rent for the months of November and December of 1994 shall be reduced each month by $6,903.61.


                                       2.

      c. CPI Adjustment. The Base Rent shall be increased if, at the commencement of the fourth lease year of the Term, the Consumer Price Index ("CPI") for All Urban Consumers, All Items, for the San Francisco-Oakland Metropolitan Area (1982 - 84 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor ("Bureau"), increases over the base period index ("Base Period Index"). The then existing Base Rent sha1l be increased at the commencement of each lease year thereafter if the CPI increases over the Base Period Index. The Base Period Index shall be the CPI for the calendar month which is four (4) months prior to the third anniversary of the Commencement Date. The Base Period Index shall be compared with the CPI for the same calendar month for each subsequent year ("Comparison Month"). If the CPI for any Comparison Month is higher than the Ease Period Index, then the Base Rent (i.e., the Base Rent for the third lease year and the then existing Base Rent for each subsequent lease year) shall be increased by the identical percentage commencing with the next anniversary of the commencement of this Lease. In no event shall the Base Rent be less than the Base Rent for the year immediately preceding the adjustment. The percentage increase in Base Rent shall not be greater than four percent (4%) per annum. By way of illustration only, if the Term commences in June, 1991, then the Base Period Index is the CPI for February 1993 (assume 150.0), and the February 1993 CPI shall be compared to the CPI for February 1994 (assume 157.5). Because the CPI for February 1994 is five percent (5%) higher than the CPI for February 1993, commencing June 1994, the Base Rent shall be increased by four percent (4%) because the actual percentage increase of five percent (5%) exceeds the maximum yearly percentage increases allowable hereunder. If the Bureau discontinues the publication of the CPI, publishes it less frequently or alters the CPI in any manner, Landlord shall adopt a substitute CPI or procedure which Landlord feels reasonably reflects and monitors consumer prices.

5. Additional Rent - Operating Expenses.

      a. Increase in Operating Expenses. Rent shall include Tenant's Percentage Share of the total dollar increase, if any, in the Reimbursable Operating Expenses paid or incurred by Landlord during the calendar year over the Reimbursable Operating Expenses paid or incurred by Landlord during the Base Year. As used in this Lease, the term "Reimbursable Operating Expenses" shall mean seventy-three percent (73%) of total Operating Expenses, it being the parties intention that Landlord shall not be entitled to pass through to Tenant or seek reimbursement for twenty-seven percent (27%) of total Operating Expenses.


                                       3.

      b. Operating Expenses. The term "Operating Expenses" shall include all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, Common Areas and Premises, surrounding property and supporting facilities. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Building, Common Areas and Premises, including the Real Property Taxes (as defined in Subsection 5.e.);
(ii) premiums for insurance relating to the Building, Common Areas and Premises as set forth in Subsections 14.b. 14.d. and 14.i.; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials and equipment rental used in operations; (v) all maintenance, security and service costs; (vi) a management cost recovery; (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) repairs, replacements and general maintenance (excluding those paid for by proceeds of insurance or other parties, and alterations attributable solely to other tenants of the Building; (ix) all maintenance costs relating to the Building and Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; (x) amortization of the capital improvements to the extent the capital improvements reduce other Operating Expenses or to the extent that they are required by governmental authorities;
(xi) all other operating, management and other expenses incurred by Landlord in connection with operation of the Building and Common Areas; (xii) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and Common Areas, entranceways, sidewalks, etc. Janitorial expenses are not included in Operating Expenses, and Tenant shall be responsible for obtaining and maintaining janitorial services for the Premises, at Tenant's sole cost and expense.

      c. Monthly Increments; Adjustment. Prior to the commencement of each calendar year, Landlord shall estimate the Operating Expenses payable by Tenant pursuant to this Section. Tenant shall pay to Landlord, on the first day of each month, in advance, one-twelfth (1/12) of Landlord's estimated amount. Within ninety (90) days after (or as soon thereafter as possible) the close of each accounting year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment to Tenant within thirty (30) days after Tenant's receipt of Landlord's statement; provided, however, that the Rent owed by Tenant shall never be less than the Base Rent stated in Section 4. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall, pay the


                                       4.

amount of the underpayment to Landlord, as Additional Rent, within thirty (30) days after Tenant's receipt of Landlord's statement. If less than one hundred percent (100%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if one hundred percent (100%) of the total rentable area of the Building were occupied.

      d. Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

      e. Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

      f. Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant.


                                       5.

Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6. Proration of Rent. If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Subsection 5.c. which are to be performed after the termination.

7. Utilities and Services.

      a. Standard Services. Provided that there has been no Event of Default, Landlord shall provide: (i) to the Premises during the Business Hours, as defined in the Rules and Regulations, electricity, gas, water, lighting, elevator service, heating, ventilating and air conditioning and other Building services required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises; and, (ii) to the common areas during the Business Hours, as defined in the Rules and Regulations, utilities and maintenance as required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service.

      b. Additional Services. In the event Landlord provides utilities, elevator, heating, air conditioning and/or other services to Tenant beyond the standard services related to the operation and management of a first class office building or at times other than during the Business Hours, as defined in the Rules and Regulations, Tenant shall pay Landlord's reasonable charge for such special services as Additional Rent.

      c. Utility Consumption. If Tenant is likely to or does consume quantities of electricity, water or gas in excess of the


                                       6.

amounts customarily consumed by users of office space, Landlord shall have the right, at Tenant's sole cost and expense, to install separate metering for such utilities or to separately charge Tenant for any quantity of such utilities consumed by Tenant beyond the amounts customarily consumed by office users. Any such charges made by Landlord to Tenant shall be reasonably determined by Landlord and shall be promptly paid by Tenant to Landlord as Additional Rent. Landlord may, at Landlord's sole option, elect to rate the quantity of utilities consumed by Tenant at the Premises. Such consumption shall be determined by one of the following methods: (i) a rating by an appropriately licensed engineer with costs to be computed on an average daily basis; (ii) metering by a licensed utility company responsible for service to the project; or (iii) a rating by an appropriately licensed engineer and monitored by Landlord's central project computer. In each such case, the costs for administering such methods shall be borne by Tenant.

      d. Electrical Consumption in Basement. Tenant, at Tenant's sole cost and expense, shall have the electricity serving the Basement Space, wherein Tenant's computer room is located, separately metered. Tenant shall pay, as additional rent hereunder, all electricity charges for the Basement Space, in excess of Thirty Dollars ($30.00) a month.

8. Tenant Improvement Al1owance and Construction of Tenant Improvements. Landlord shall provide an allowance ("Tenant Improvements Allowance") equal to $158,100.00 to Tenant in accordance with the procedure set forth in Exhibit B. Tenant agrees to construct within the Premises certain improvements to the Premises ("Tenant Improvements") pursuant to the terms of the Tenant Improvement Construction Agreement attached hereto as Exhibit B.

9. Use of the Premises.

      a. Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use.

      b. Rules and Regulations; CC&R's. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit D. In addition, Tenant shall comply with any covenants, conditions and restrictions ("CC&R's") applicable to the Building.

      c. Compliance. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or


                                       7.

officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

10. Alterations.

      a. Permitted Alterations. Tenant shall give Landlord not less than ten
(10) days' notice of any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises which (i) affects the structural portions or mechanical and electrical systems of the Building or (ii) exceeds Three Thousand Dollars ($3,000,000), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall comply with all rules, laws, ordinances and requirements at the time Tenant makes any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this Section, the term "alteration" shall include any alteration, addition or improvement.

      b. Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

      c. Ownership of Alterations. Any alteration made by Tenant shall immediately become Landlord's property. Except as provided in Subsection 10. d., Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration.

      d. Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent to any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration.

11. Repairs. Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair, ordinary wear and


                                       8.

tear, damage thereto not caused by Tenant by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

12. Damage or Destruction.

      a. Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

      b. Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty
(30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and sha1l commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

      c. Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild shall be limited to the Building shell and any tenant improvements which are constructed and paid for by Landlord pursuant to Exhibit B. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

      d. Abatement or Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall


                                       9.

preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

      e. Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Subsection 11.b., Landlord shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than six (6) months to repair) and made untenantable during the last twelve
(12) months of the Term. Landlord shall give notice of its election to terminate this Lease under this Subsection 11.e. within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If Landlord does not elect to terminate this Lease, the repair of the damage shall be governed by Subsection 12.a. or 12.b., as the case may be.

      f. Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

13. Eminent Domain. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking of conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the


                                       10.

governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's trade fixtures and personal property.

14. Indemnity and Insurance.

      a. Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

      b. Fire and Extended Coverage. Landlord shall procure and maintain in full force and effect with respect to the Building a policy or policies of all risk insurance (including sprinkler, vandalism, hazardous materials and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage) in an amount equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof.

      c. Public Liability. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term a policy or policies of comprehensive public liability insurance, written by an insurance company approved by Landlord, in the form customary to the locality, insuring Tenant's activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, covering bodily injury in the amounts of One Million Dollars ($1,000,000) per person and One Million Dollars ($1,000,000) per occurrence, and covering property damage in the amount of One Million Dollars ($1,000,000); provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof.

      d. Rental Abatement Insurance. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount


                                       11.

of Rent payable by Tenant during one (1) year of the Term, as reasonably determined by Landlord.

      e. Insurance Certificates. Tenant shall furnish to Landlord, upon the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section 14. The certificates shall expressly provide that the policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an insured under each policy of insurance maintained by Tenant pursuant to this Lease.

      f. Tenant's Failure. If Tenant fails to maintain any insurance required by this Lease, Tenant shall be liable for any loss or cost resulting from the failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other provision of this Lease.

      g. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Premises, or Tenant's personal property therein, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing a waiver of subrogation clause or endorsement to the extent the injury or loss is covered thereby.

      h. Tenant's Property and Fixtures. Tenant shall assume the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant, or as to which Tenant retains the right of removal from the Premises.

      i. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount equal to one hundred percent (100%) of


                                       12.

the full insurance replacement value (including debris removal and demolition) of the Building.

15. Assignment or Sublet. If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least sixty (60) days in advance of the date on which Tenant desires to assign or sublet the Premises. Landlord shall have thirty (30) days after receipt of Tenant's written notice within which to notify Tenant in writing that Landlord elects to (i) terminate this Lease as to that portion of the Premises to be assigned or sublet, in which event Tenant will be relieved of all further obligation hereunder as to the space; (ii) permit Tenant to assign this Lease or sublet the Premises, subject, however, to written approval of the proposed assignee or subtenant by Landlord, and further subject to the requirement that Tenant enter into written agreements with Landlord and the assignee or subtenant requiring that seventy-five percent (75%) of the excess monies due to Tenant under the assignment or sublet over the Rent to be required to be paid by Tenant hereunder shall be paid to Landlord; or (iii) refuse to consent to Tenant's assignment or sublet and to continue this Lease in full force and effect as to the entire Premises. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have elected the option set forth in Subsection (iii) hereof. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment of sublet by Tenant shall relieve Tenant of any obligation under this tease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void.

16. Default.

      a. Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen
(15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen (15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not


                                       13.

be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant sha1l have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Section 24 or 26 of this Lease. An Event of Default shall constitute a default under this Lease.

      b. Remedies upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

            (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.


                                       14.

            (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in Subsections (ii)
(a) and (ii) (b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Subsection
(ii) (c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

      c. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be


                                       15.

performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

17. Landlord's Right to Perform Tenant's Covenants. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

18. Surrender of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 10 of this Lease. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

19. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month


                                       16.

only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20. Access to Premises. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

21. Signs. The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to Landlord's written approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense. Tenant shall have the right to name the Building and subject to the foregoing sentence, place signs on the roof of the Building which identify the Building as the Pacific State Bank Building. At the time Tenant erects its sign on the roof of the Building and removes the existing sign erected by Landlord's predecessor. Landlord shall reimburse Tenant for that reasonable portion of the cost of such work directly attributable to the actual removal of the existing sign, provided that Landlord and Tenant have agreed on the amount to be paid by Landlord, prior to the Commencement Date.

22. Furniture. Tenant shall have the right to lease, at no additional charge, Landlord's furniture located in the Premises provided that Tenant maintains and repairs the furniture during the Lease Term. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the furniture in the same condition in which it was originally delivered, reasonable wear and tear excluded.


                                       17.

23. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section 23 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 23 and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 23.

24. Subordination.

      a. Subordinate Nature. Except as provided in Subsection 24.b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building or the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant acknowledges specifically that this Lease is subject and subordinate to that certain Amended and Restated Lease dated November 30, 1990, between Landlord's predecessor-in-interest, Great American Bank, A Federal Savings Bank, as tenant, and Dexter Street Limited Partnership, a Delaware limited partnership, as landlord. Within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

      b. Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be


                                       18.

prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

      c. Recognition or Attornment Agreement. If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

25. Transfer of the Property. Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

26. Estoppel Certificates. Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (iii) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

27. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the


                                       19.

Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

28. Attorneys' Fees. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

29. Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease.

30. Parking. Tenant shall have the right to use fifteen (15) assigned parking spaces immediately adjacent to the Building, including one space designated as handicapped parking. In addition, Tenant shall, have the right to use eight (8) uncovered parking spaces and two (2) covered parking spaces as shown on the diagram attached hereto as Exhibit E. There shall be no charge for any portion of the parking facilities. Tenant agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord shall not be liable to tenant nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

31. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses


                                       20.

incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

32. Use of Athletic Facilities. Employees of Tenant shall have the right to use the racquetball court, sauna and dressing rooms located in the basement of the Building, provided that Tenant has executed and is not in default under that certain Athletic Facilities Agreement attached hereto as Exhibit F.

33. Recording. Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34. Quitclaim. Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

35. Notices. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, electronic mail (e.g., telecopy) or the United States mail. Notices which are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36. Landlord's Exculpation. In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

37. Additional Structures. Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.


                                       21.

38. General.

      a. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

      b. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

      c. Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

      d. Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

      e. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

      f. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

      g. Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

      h. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.


                                       22.

      i. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

      j. Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

      IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.

        Landlord                            Tenant
        WELLS FARGO BANK, N.A., a           PACIFIC STATE BANK, a
        national banking association        California corporation

        By                                  By
          Its                                 Its
              ------------------------            ------------------------
          Date                                Date
              ------------------------            ------------------------
        By                                  By
          Its                                 Its
              ------------------------            ------------------------
          Date                                Date
              ------------------------            ------------------------


                                       23.

                                    EXHIBIT B

                   TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT

      This Tenant Improvements Construction Agreement ("Agreement") is attached to and made a part of the Lease ("Lease"), dated September ____, 1991 between Wells Fargo Bank, N.A., a national banking association ("Landlord"), and Pacific State Bank, a California corporation ("Tenant") relating to certain premises ("Premises") which are more particularly described in Exhibit A of the Lease. The capitalized terms used in this Agreement shall have the meanings set forth in the Lease, unless otherwise defined herein. Landlord and Tenant agree as follows with respect to the Tenant Improvements to be installed in the Premises:

1. Plans and Specifications.

      Prior to commencing any work in the Premises, Tenant shall deliver to Landlord working drawings and specifications ("Working Drawings"), prepared by an architect ("Architect") approved by Landlord. Within fifteen (15) business days after the Working Drawings have been submitted to Landlord, Landlord shall approve or disapprove the Working Drawings. The Working Drawings shall be deemed approved if Landlord fails to disapprove them within the fifteen (15) business day period set forth above.

      If Landlord disapproves the Working Drawings, Landlord shall provide sufficient information to Architect so that revised Working Drawings and specifications may be prepared which will meet Landlord's approval. In no event shall Landlord disapprove any revised Working Drawings if the revisions incorporate the information provided by Landlord.

      The Working Drawings which have been approved by Landlord and Tenant are hereinafter referred to as the "Approved Working Drawings."

2. Permits and Commencement Date.

            a. Permits. Tenant shall be responsible for obtaining and shall use its best efforts to obtain all permits and governmental approvals (collectively, "Permits") necessary for the construction of the Tenant Improvements in the Premises. Landlord shall cooperate with Tenant and promptly execute any documents requested by Tenant in connection with obtaining the Permits.

            b. Commencement Date. The Commencement Date of the Lease shall be November 1, 1991; provided, however, that the


                                    EXHIBIT B
                                     1 of 4

Commencement Date, as well as the date Tenant's obligation to start paying Rent under the Lease, shall be extended by the number of days substantial completion of the Tenant Improvements is delayed as a result of Landlord Delays. For purposes of this Agreement, the Tenant Improvements shall be deemed substantially completed when: (i) Architect certifies in writing that the Tenant Improvements have been completed substantially in accordance with the Approved Working Drawings, subject only to the completion of minor punchlist items which do not interfere with Tenant's ability to use and occupy the Premises; and (ii) Tenant has received a temporary or permanent certificate of occupancy or an equivalent permit or approval from the appropriate governmental body approving and/or permitting the occupancy of the Premises.

            c. Early Entry. Regardless of the Commencement Date of the Lease, upon execution of the Lease and either Tenant's satisfaction or waiver of the Condition Precedent set forth in the Basic Lease Information, Landlord shall provide (i) full access to and possession of the Premises to Tenant for the purpose of planning, designing and constructing the Tenant Improvements, and
(ii) Tenant with all electrical power and other utilities necessary for the construction of the Tenant Improvements in the Premises. Landlord shall not interfere with Tenant's and/or Contractor's (as defined in Section 4.a below) construction of the Tenant Improvements, and shall take such steps as may be necessary to prevent Landlord's contractors, agents and employees, as well as other tenants of the Building, from taking any action which interferes with Tenant's and/or Contractor's ability to construct the Tenant Improvements.

      3. Tenant Improvements A1lowance and Cost; Letter of Credit.

            a. Tenant Improvements Allowance. Tenant shall receive from Landlord an allowance ("Tenant Improvements Allowance"), in the amount of $158,100.00 for the Tenant Improvements Cost. The Tenant Improvements Allowance shall be paid by Landlord to Tenant, as hereinafter provided.

            b. Tenant Improvements Cost. As used in this Agreement, "Tenant Improvements Cost" means all direct and indirect costs, fees and expenses incurred by or for the benefit or account of Tenant in connection with the design and construction of the Tenant Improvements. The Tenant Improvements Cost include, without limitation: (i) any and all of Architect's fees in connection with the Tenant Improvements, including, without limitation, design, engineering and inspection costs; (ii) Tenant's costs of supervision of the design and construction of the Tenant Improvements, including the portion of Tenant's overhead allocable to supervision; (iii) all engineering fees for


                                    EXHIBIT B
                                     2 of 4
the Tenant Improvements; (iv) the costs and charges for materials, supplies and labor for the Tenant Improvements; (v) Contractor's fee, overhead and general conditions and any other costs incurred by Contractor in connection with the Tenant Improvements; (vi) all costs, fees and expenses relating to obtaining the Permits; (vii) any sales and use taxes; (viii) the cost of fire and builder's all-risk insurance and public liability insurance premiums and fees during the period of construction of the Tenant Improvements; and (ix) all testing and inspection costs for the Tenant Improvements.

            c. Payment of Tenant Improvements Allowance/Letter of Credit Allowance. Upon Tenant's delivery to Landlord of an irrevocable, standby letter of credit ("Letter of Credit") in an amount equal to the sum of the Tenant Improvements Allowance and the real estate commissions payable to Brokers (as defined in the Lease) in connection with the Lease, Landlord shall pay to Tenant the total Tenant Improvements Allowance. The Letter of Credit shall be issued by a financial institution acceptable to Landlord, shall name Landlord as beneficiary thereunder, and have either a term of three (3) years or be automatically renewable for three (3) successive one-year periods. If the Letter of Credit is only valid for a single year, the Letter of Credit shall expressly state that the issuer must give Landlord at least ninety (90) days' advance notice of nonrenewal and Landlord, upon receipt of the notice, if Tenant has not delivered a replacement letter of credit within thirty (30) days after Landlord requests replacement, shall have the right to draw upon the Letter of Credit. Landlord shall have the right to require Tenant to obtain a replacement letter of credit if the financial condition of the issuer of the Letter of Credit fails to meet Landlord's financial standards. Tenant's failure to replace the Letter of Credit within thirty (30) days after Landlord requests replacement shall be deemed a default and shall entitle Landlord to draw on the Letter of Credit. Landlord's right to draw under the Letter of Credit shall be expressly designated as transferable.

            d. Excess Tenant Improvements Cost. It the total Tenant
Improvements Cost is more than the Tenant Improvements Allowance then the excess Tenant Improvements Cost shall be paid by Tenant.

      4. Construction.

            a. Contractor. Prior to commencement of construction, Landlord and Tenant shall agree upon a general contractor ("Contractor") to construct the Tenant Improvements. Contractor shall be licensed by the State of California. The construction contract ("Construction Contract") shall be between Tenant and Contractor.


                                    EXHIBIT B
                                     3 of 4

            b. Construction Process. After Tenant has obtained all the Permits and Landlord and Tenant have agreed on the Approved Working Drawings and Contractor, Contractor shall immediately commence and diligently complete construction of the Tenant Improvements. The construction shall be carried out pursuant to the Construction Contract which shall provide for retention of an amount reasonably acceptable to Tenant and shall contain such other terms as Tenant shall reasonably require. Tenant shall be responsible for completing the Tenant Improvements substantially in accordance with the Approved Working Drawings. If the Tenant Improvements have not been substantially completed on or before the Commencement Date, and if a cause of the delay in substantial completion of the Tenant Improvements is one or more Landlord Delays, the Commencement Date shall be extended by one day for each day of Landlord Delays.

            c. Compliance. The Construction Contract shall provide that Contractor shall substantially comply with all applicable laws, regulations, permits and other approvals applicable to construction of the Tenant Improvements.

5. Change Requests. No material changes to the Approved Working Drawings shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Any material changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Non-material changes to the Approved Working Drawings may be made by Tenant without Landlord's consent. A change shall be non-material if it does not affect the structure of the Building or it involves a cost increase in Tenant Improvements Cost of no more than $2,500.00.

6. Landlord Delays. Delays attributable to Landlord shall include those caused by: (i) Landlord's failure to furnish information to Tenant or the Architect for the preparation of the Working Drawings (or revisions to the Working Drawings) in accordance with this Agreement; (ii) changes in the Working Drawings or Approved Working Drawings requested by Landlord; (iii) interference with Tenant's or Contractor's (and subcontractors') work in the Premises by Landlord or by Landlord's agents, contractors or employees; (iv) Landlord's failure to provide Tenant with access to and/or utilities for the Premises from and after the execution of the Lease; and (v) Landlord's failure to cooperate with Tenant in connection with obtaining the Permits. All of the foregoing delays are hereinabove collectively referred to as "Landlord Delays."


                                    EXHIBIT B
                                     4 of 4

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM

LANDLORD:        Wells Fargo Bank, N.A., a national banking
                 association

TENANT:          Pacific State Bank, a California corporation

LEASE DATE:      September,   1991

Pursuant to Section 2.d. of the above-referenced Lease, the Commencement Date for the Lease hereby is established as _______________ 199__, and the Expiration Date shall be September 30, 2008.

                                    LANDLORD

                                    Wells Fargo Bank, N.A.,
                                    a national banking association

                                    By:
                                       ------------------------------------
                                       Its:
                                            -------------------------------

                                    By:
                                       ------------------------------------
                                       Its:
                                            -------------------------------

                                    TENANT

                                    Pacific State Bank,
                                    a California corporation

                                    By:
                                       ------------------------------------
                                       Its:
                                            -------------------------------


                                    EXHIBIT C

                                    EXHIBIT D

                              RULES AND REGULATIONS

      1. The normal business hours ("Business Hours") of the Building shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, holidays excepted. Not less than once annually, Landlord shall publish to all tenants a list of the holidays to be observed by the Building. The cost of after hours HVAC requested by Tenant and provided by Landlord shall be Forty Dollars ($40.00) an hour which rate is subject to increase should the utility provider increase the rate it charges Landlord for electricity. Landlord shall provide standard lighting and electricity to the Building twenty four hours a day, seven days a week.

      2. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction or any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.

      3. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

      4. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord for Tenant but the cost shall be paid by Tenant. No lettering or signs other than the name of Tenant will be permitted on public corridor doors with the size and type of letters to be prescribed by Landlord. The directory of the Building will be provided exclusively for the display and location of Tenant only and Landlord reserves the right to


                                    EXHIBIT D
                                     1 of 4
exclude all other names therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.

      5. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant unless the same are part of the building standard improvements. Prior to installation of equipment Tenant must receive written approval from Landlord.

      6. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

      7. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be posted in the office of the Building manager. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

      8. No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal, bird or bicycle or any toxic or flammable substances without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building.

      9. All re-keying of office doors or changes to the card access system, after occupancy, will be at the expense of Tenant. Tenant shall not re-key any doors or change the card access system in any way without making prior arrangements with Landlord.

      10. Tenant will not install or use any window coverings except those provided by Landlord, nor shall Tenant use the


                                    EXHIBIT D
                                     2 of 4
balconies, if any, for storage, barbecues (provided Tenant shall be permitted an annual barbecue, subject to insurance requirements and local laws and ordinances), drying of laundry or any other activity which would detract from the appearance of the Building or interfere in any way with the use of the Building by other tenants.

      11. If Tenant uses the Premises after regular business hours or on non-business days shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.

      12. If Tenant requires telegraphic, telephonic, burglar or of similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

      13. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning.

      14. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

      15. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

      16. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord, which consent shall not be unreasonably withheld. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building, are prohibited, and each tenant shall cooperate to prevent same.

      17. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

      18. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the


                                    EXHIBIT D
                                     3 of 4

Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

      19. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his occupancy of the Premises.

      20. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

      21. Landlord reserves the right to make such other and further rules and regulations as in Landlord's judgment may be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein. Tenant shall abide by all rules and regulations hereinabove stated and any additional rules and regulations adopted by Landlord.


                                    EXHIBIT D
                                     4 of 4

                                    EXHIBIT F

                          ATHLETIC FACILITIES AGREEMENT

THIS ATHLETIC FACILITIES AGREEMENT ("Agreement") dated                  1991,
between Wells Fargo Bank, N.A., a national banking association ("Wells Fargo") and Pacific State Bank, a California corporation ("Tenant"), is entered on the basis of the following facts, intentions and understandings of the parties:

      A. Wells Fargo owns and manages that certain seven story office building ("Building") commonly known as 6 Eldorado Street South, Stockton, California. Located in the basement of the Building are certain athletic facilities ("Athletic Facility") including, a racquetball court, dry sauna and locker room.

      B. Tenant is leasing certain premises in the Building from Wells Fargo, pursuant to that Lease Agreement ("Lease") dated ________________, 1991, and in connection with the Lease, Tenant desires to use the Athletic Facility.

      C. Wells Fargo will allow Tenant to use the Athletic Facility, pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties agree as follows:

      1. Use of Athletic Facility. Provided Tenant is not in default under the Least, during the term of the Lease, Tenant. and Tenant's employees shall have the right to use the Athletic Facility.

      2. Indemnification. Tenant shall indemnify and hold harmless Wells Fargo from and against any and all loss, cost (including attorneys' fees), damages, expenses and liability (including statutory liability and liability under workers' compensation laws) in connection with claims for damages as a result of injury, death or loss of property of all employees and invitees of Tenant resulting directly or indirectly from the use of the Athletic Facility. Further, Tenant shall indemnify Wells Fargo for attorneys' fees incurred by Wells Fargo in an action brought by Wells Fargo to enforce this Agreement. This Agreement is intended to include indemnification for any and all loss, cost (including attorneys' fees), damages, expenses and liability resulting from Wells Fargo's own negligence, passive or active.

      3. Insurance. In addition to insurance Tenant is required to maintain under the Lease, Tenant shall maintain at all times and will be solely responsible for premiums for all insurance coverage required by Federal, State or local law and statute,


                                    EXHIBIT F
                                     1 of 2
including Workers' Compensation Insurance and Employers Liabi1ity with a minimum limit of $l,000,O00. The Workers' Compensation Insurance and Employers Liability will include a waiver of subrogation against Wells Fargo.

      4. Evidence of Insurance. Tenant shall deliver to Wells Fargo certificates of insurance evidencing such required insurance coverage and naming Wells Fargo as additional insured as its interests may appear hereunder. The certificates shall include a provision whereby the insurance carrier is required to provide thirty (30) days advance written notice before cancellation or material change of coverage takes effect for the policy evidenced on the certificate, regardless of whether cancelled by Tenant, or the insurance carrier. The notice shall be sent to the address for notices for Wells Fargo set forth in the Lease.

      5. Termination. This Agreement may be terminated by either party without cause, by giving thirty (30) days written notice to the other party of such intention. If either party notifies the other to terminate this Agreement, after the expiration of the thirty (30) days notification, Tenant and Tenant's employees shall no longer be allowed to use the Athletic Facility. Termination of this Agreement shall not terminate the indemnification obligation of Tenant set forth herein for claims originating or occurring during the term of this Agreement, regardless of when such claims are reported.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below, as of the day and year first above written.

PACIFIC STATE BANK,                           WELLS FARGO BANK, N.A., a
a California corporation                      national banking association

By:                                           By:
   ---------------------------------             -------------------------------

------------------------------------          ----------------------------------
Title                                         Title

------------------------------------          ----------------------------------
Date                                          Date


                                    EXHIBIT F
                                     2 of 2